                                                                   EXHIBIT 10.48

================================================================================

This Warrant and the Common Stock issuable upon exercise hereof have not been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws, and may not be sold or transferred unless registered or qualified pursuant to such Act and applicable state securities laws or an exemption therefrom under said Act or any such state securities laws is available.

This Warrant and the Common Stock issuable upon exercise hereof are subject to certain restrictions on transfer and certain rights specified in the Securities Agreement dated as of November 24, 1999, as amended from time to time, among Nexell Therapeutics Inc., the original Holder of this Warrant and the other parties that are signatories thereto, a copy of which will be mailed to any requesting Holder within five (5) days of written request therefor.

No. BWR-__________             [Holder's pro rata percentage of
3,000,000] SHARES


                          Class B Warrant to Purchase




                            Shares of Common Stock



                                      of



                           Nexell Therapeutics Inc.



================================================================================

                               Table of Contents

Section                           Heading                                 Page
Section 1.       Exercise of Warrant....................................   1

Section 2.       Reservation............................................   2

Section 3.       Protection Against Dilution............................   3

   Section 3.1.  Stock Dividends, Subdivisions and Combinations.........   3
   Section 3.2.  Issuance of Additional Shares of Common Stock..........   3
   Section 3.3.  Issuance of Warrants or Other Rights, Convertible
                 Securities.............................................   4
   Section 3.4.  Other Provisions Applicable to Adjustments.............   4
   Section 3.5.  Extraordinary Dividends................................   6
   Section 3.6.  Additional Adjustments, Etc............................   6
   Section 3.7.  Adjustment of Number of Shares Purchasable.............   7
   Section 3.8.  Minimum Adjustment.....................................   7
   Section 3.9.  Notice of Adjustments..................................   7

Section 4.       Mergers, Consolidations, Sales Reorganizations or
                 Reclassification.......................................   8

Section 5.       Dissolution or Liquidation.............................   9

Section 6.       Notice of Extraordinary Dividends......................   9

Section 7.       Fractional Shares......................................   9

Section 8.       Fully Paid Stock; Taxes................................   9

Section 9.       Restrictions on Transferability........................  10

   Section 9.1.  In General.............................................  10
   Section 9.2.  Restrictive Legends....................................  10
   Section 9.3.  Transfers To Competitors...............................  11
   Section 9.4.  Transfers With Related Securities......................  11
   Section 9.5.  Minimum Transfers......................................  11

Section 10.      Partial Exercise and Partial Assignment................  11

   Section 10.1. Partial Exercise.......................................  11
   Section 10.2. Assignment.............................................  11

Section 11.      Reserved...............................................  12

Section 12.      Warrant Denominations..................................  12

Section 13.      Definitions............................................  12

Section 14.      Lost, Stolen Warrants, Etc.............................  16

Section 15.      Warrant Holder Not Shareholder.........................  16

Section 16.      Exercise Of Remedies...................................  16

Section 17.      Notices................................................  16

Section 18.      Severability...........................................  17

Section 19.      Register; Closing Of Transfer Books....................  17

Section 20.      Restrictions On Capital Structure .....................  17

Section 21.      Successors And Assigns.................................  18

Section 22.      Index And Captions.....................................  18

Section 23.      Governing Law;submission To Jurisdiction;waiver Of
                 Jury Trial.............................................  18

Signature...............................................................  20

No. BWR-___                 [Holder's pro rata percentage of 3,000,000] Shares


                          Class B Warrant to Purchase


                            Shares of Common Stock


                                      of


                           Nexell Therapeutics Inc.

         This is to Certify that, for value received and subject to the provisions hereinafter set forth,


                                  [Purchaser]

                                  or assigns,

is entitled to purchase from Nexell Therapeutics Inc., a Delaware corporation (the "Company"), at any time during the period beginning at 9:00 A.M. (New York, New York time) on November 24, 1999 and ending at 5:00 P.M. (New York, New York time) December 16, 2004 (the "Expiration Date"), [Holder's pro rata percentage of 3,000,000] shares of Common Stock, $.001 par value, of the Company, subject to the terms, provisions and conditions hereinafter set forth at a price equal to $3.00 per share.

         The aggregate price of the Common Stock shall be equal to the price per share multiplied by the number of shares initially purchasable hereunder. The aggregate price is herein sometimes referred to as the "Aggregate Warrant Price" and is not subject to adjustment. The price per share is, however, subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the "per share Warrant Price"). The said number of shares purchasable hereunder is likewise subject to adjustment as hereinafter provided.

         The terms which are capitalized herein shall have the meanings specified in Section13 hereof, unless the context shall otherwise require.

Section 1.           Exercise of Warrant.

         Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole at any time and in part from time to time prior to the Expiration Date. Any exercise of this Warrant, whether in whole or in part, shall be made by the surrender of this Warrant (with the subscription form at the end hereof duly completed and executed) at the principal office of the Company in Irvine, California and upon payment of the Aggregate Warrant Price (or, if exercised in part, upon payment of a proportionate part thereof) for the shares so purchased, which payment shall be made by the wire transfer or other delivery to the Company of one or more types of Permitted Consideration.

         In the event that Preferred Stock shall be delivered to the Company as payment of all or any portion of the Warrant Price, the amount of the Warrant Price to be paid by means of such delivery shall equal the aggregate of the then applicable liquidation preference of the shares of Preferred Stock so delivered (based on an initial liquidation preference of $1,000.00 per share) or such lesser amount of such liquidation preference as shall be designated by the Holder hereof.

         In the event that Preferred Stock shall be delivered to the Company as payment of all or any portion of the Warrant Price and the aggregate liquidation preference of such shares shall be in excess of the amount of per share liquidation preference sought to be applied by the Holder of this Warrant in respect of the Warrant Price, said Holder shall provide the Company with notice to such effect and the Company shall (without charge to the Holder) issue to said Holder a new Preferred Stock certificate for the number of shares with an aggregate per share liquidation preference equal to such excess as provided in
Section 5.05 of the Securities Agreement.

         In the event that Warrants shall be delivered to the Company as payment of all or any portion of the Warrant Price, the amount of the Warrant Price deemed to be paid by means of such delivery shall equal (a) the aggregate number of Underlying Shares related to any Warrants so delivered, multiplied by (b) the per share Warrant Price then in effect.

         If this Warrant is exercised in respect of less than all of the shares of Common Stock at the time purchasable hereunder, the Holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised and setting forth the Aggregate Warrant Price applicable to such shares.

         This Warrant and all rights and options hereunder shall expire at 5:00 p.m. (New York, New York time) on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before such expiration.

         The Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, regardless of the name or names in which such stock certificates shall be registered.

Section 2.           Reservation.

         The Company will at all times prior to the Expiration Date reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of delivery upon the exercise of the rights represented by this Warrant, as may at such time be deliverable (based upon the number of shares of Common Stock outstanding at any such time) upon the exercise of this Warrant and such shares issuable upon the exercise of this Warrant shall at no time have an aggregate par value which is in excess of the Aggregate Warrant Price.

Section 3.           Protection Against Dilution.

         The per share Warrant Price and the number of shares deliverable hereunder shall be adjusted from time to time as hereinafter set forth:

         Section 3.1. Stock Dividends, Subdivisions and Combinations. In case after the date hereof the Company shall:

                   (a) take a record of the Holders of its Common Stock for the purpose of entitling them to receive a dividend and declared to be payable in, or other declared distribution of, Common Stock, or

                   (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                   (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the per share Warrant Price shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event.

         Section 3.2. Issuance of Additional Shares of Common Stock. In case after the date hereof the Company shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration per share less than the then effective per share Warrant Price, then the per share Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction:

                   (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of full shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then effective per share Warrant Price, and

                   (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

         The provisions of this Section 3.2 shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided for under
Section 3.1. No adjustment of the per share Warrant Price shall be made under this Section 3.2 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 3.3.

     Section 3.3. Issuance of Warrants or Other Rights, Convertible
Securities. In case the Company shall issue any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or issue Convertible Securities (other than Series A Preferred Stock issued as a dividend on the Series A Preferred Stock in accordance with the Company's Certificate of Incorporation) and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the effective per share Warrant Price, then the per share Warrant Price shall be adjusted as provided in Section 3.2 above on the basis that:

             (a) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the earlier of: (i) the date on which the Company shall enter a firm contract or commitment for the issuance of such warrants, other rights or Convertible Securities or (ii) the date of actual issuance of such warrants, other rights or Convertible Securities, and

             (b) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities.

     No adjustment of the per share Warrant Price shall be made under this
Section 3.3 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, to the extent such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to this Section 3.3.

     Section 3.4. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments in the per share Warrant Price hereinbefore provided in this Section 3:

             (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities or options, warrants or other rights are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible

     Securities or options, warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting thereof, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any options, warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such options, warrants or other rights plus the additional consideration payable to the Company upon the exercise of such options, warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any options, warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

             (b) Readjustment of Per Share Warrant Price. Upon expiration of the right of exercise, conversion or exchange of any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon the termination of any firm contract or commitment for the issuance of such rights, options, warrants or Convertible Securities, or upon any increase in the minimum consideration receivable by the Company for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the per share Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the per share Warrant Price made pursuant to the provisions of this Section 3 after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the per share Warrant Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued plus the number thereof then issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received plus such increased minimum consideration receivable by the Company (computed in accordance with Section 3.4(a)) shall be deemed to have been received by the Company.

             (c) No Rounding Per Share Warrant Price. Any determination of per share Warrant Price hereunder shall be expressed in United States Dollars, cents and portions of cents and shall not be subject to rounding.

    Section 3.5. Extraordinary Dividends. In case the Company shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 3.1(a) or a dividend payable in warrants, rights or Convertible Securities referred to in Section 3.3) payable otherwise than out of earnings or surplus (other than revaluation surplus or paid-in surplus), the per share Warrant Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earnings or surplus (other than revaluation surplus or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. If such dividend is paid or the Company declares and becomes legally liable to pay such dividend, such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or, if a record is not taken, the date as of which the Holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the per share Warrant Price shall be made in the event that any dividend referred to in this Section 3.5 shall be lawfully abandoned.

    Section 3.6. Additional Adjustments, etc. If any other transaction or event shall occur (excluding any transaction or event explicitly referred to in this Section 3, but including, without limitation, any issuance repurchase, redemption, or other distribution in respect of any shares or capital stock or other securities of the Company or of any other person) as to which the other provisions of this Section 3 are not strictly applicable but the failure to make any adjustment to the per share Warrant Price would not fairly protect the exercise rights and other rights of the Holder of this Warrant, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Board of Directors shall promptly determine the adjustment, if any, on a basis consistent with the essential intent and principles established in this
Section 3, which is necessary to preserve, without dilution, the exercise rights of this Warrant and, promptly following such determination, the Company shall furnish to each Holder of the Warrants a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The adjustment set forth in such certificate shall be binding upon the Company and the Holders of the Warrants unless, within 30 days following receipt of such certificate, the Holders of 20% or more of the outstanding Warrants (determined by the number of shares of Common Stock represented by each such Warrant if exercised) shall notify the

Company of their disagreement with such adjustment, in which event such adjustment shall be determined at the expense of the Company by its independent auditors (so long as such auditors' accounting firm ranks among the five largest national accounting firms) or by an independent investment banking firm or other professional of recognized national standing selected by the Company and, in all such cases (including the Company's selection of its auditors), reasonably satisfactory to the Required Holders, which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 3, which is necessary to preserve, without dilution, the exercise rights of each Warrant. The opinion of any such auditor, banking firm or other professional shall be conclusive evidence of the correctness of any computation made under this Section 3. The Company shall pay all fees and expenses in connection with any such opinion. Upon receipt of such opinion, the Company will promptly deliver a copy thereof to each Holder of any Warrant and the Company shall (subject to obtaining necessary director and stockholder actions), take all actions necessary or appropriate under the laws of the State of Delaware and the Certificate of Incorporation consistent with such opinion to effect the intent and principles hereof.

     Section 3.7. Adjustment of Number of Shares Purchasable. Upon each adjustment of the per share Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment of the per share Warrant Price by a fraction, the numerator of which shall be the per share Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the per share Warrant Price in effect immediately following such adjustment.

     Section 3.8. Minimum Adjustment. Except as hereinafter provided, no adjustment of the per share Warrant Price hereunder shall be made if such adjustment results in a change of the per share Warrant Price then in effect of less than $0.02. Any adjustment of less than $0.02 shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with the adjustment or adjustments so carried forward, amounts to $0.02 or more of the per share Warrant Price then in effect. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the per share Warrant Price up to and including the date upon which this Warrant is exercised.

     Section 3.9. Notice of Adjustments. (a) Whenever the per share Warrant Price or number of shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Section 3, the Company at is expense shall promptly prepare a certificate signed by the Chief Financial Officer or the Chief Operating Officer and by the Treasurer or an Assistant Treasurer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and shall promptly cause copies of such certificate to be mailed in the manner provided in Section 17 hereof to the Holder of this Warrant.

    (b) The adjustment set forth in the certificate furnished pursuant to
Section 3.9(a) shall be final and binding upon the Company and the holders of the Warrants unless, within 30 days following receipt of such certificate, the Holders of 20% or more of the outstanding Warrants

(determined by the number of shares of Common Stock represented by each such Warrant if exercised) shall notify the Company of their disagreement with such adjustments, in which event, such adjustments shall be determined at the expense of the Company by its independent auditors (so long as such auditors' accounting firm ranks among the five largest national accounting firms) or by an independent investment banking firm or other professional of recognized national standing selected by the Company and, in all such cases (including the Company's selection of its auditors), reasonably satisfactory to the Required Holders, such determination to be set forth in a separate report from such auditor, banking firm or other professional delivered promptly to the Company and each Holder of the Warrants following the such determination. The Company shall, upon the written request made at any time by any Holder of the Warrants, furnish to such Holder a certificate setting forth (i) all adjustments that shall have been made with respect to the Warrants pursuant to this Section 3, (ii) the per share Warrant Price at the time in effect and (iii) the number of shares of Common Stock which at the time would be received upon the exercise of the then outstanding Warrants.

Section 4.    Mergers, Consolidations, Sales, Reorganizations or
              Reclassifications.

     In the case of any consolidation or merger of the Company with another entity (regardless of whether the Company is a surviving entity), or the sale of all or substantially all of its assets to another entity, or any reorganization, recapitalization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization, recapitalization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets (including, without limitation, cash) as may (by virtue of such consolidation, merger, sale, reorganization, recapitalization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, recapitalization or reclassification not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the per share Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger, sale, reorganization, recapitalization or reclassification, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation, merger, reorganization, recapitalization or reclassification or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder of this Warrant, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

Section 5.    Dissolution or Liquidation.

     In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing
Section 4 shall be applicable, the Company shall mail notice thereof in the manner provided in Section 17 hereof to the Holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the Holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

Section 6.    Notice of Extraordinary Dividends.

     If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earnings or surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof in the manner provided in Section 17 hereof to the Holder of this Warrant not less than 30 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the Holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof (except adjustments in the per share Warrant Price as provided in Section 3.5), unless and to the extent that this Warrant may be exercised pursuant to its terms and is so exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 4 hereof.

Section 7.    Fractional Shares.

     Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder hereof would, except for the provisions of this paragraph, be entitled to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay to the Holder of this Warrant a sum in cash equal to the proportional part of the per share Warrant Price represented by such fractional share.

Section 8.    Fully Paid Stock; Taxes.

     The Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the purchase rights and the payment of the applicable purchase price herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal, State and local taxes (other than taxes in respect of income) which may be payable in respect of the delivery of this Warrant or any Common Stock or certificates therefor upon the exercise of the purchase rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable solely in respect of any transfer and delivery of stock certificates in a name other than that of the Holder exercising this Warrant, and any such tax shall be paid by such holder at the time of presentation.

Section 9.    Restrictions on Transferability.

     Section 9.1. In General. This Warrant and the Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar Federal statute at the time in effect) and any applicable State securities laws in respect of the transfer of this Warrant or any such Common Stock.

     The Holder of each Warrant or any Restricted Stock, by its acceptance thereof, agrees to sell or otherwise transfer such Warrant or Restricted Stock, as the case may be, in compliance with and so as not to result upon consummation of such sale or transfer in any violation of applicable law.

     Section 9.2. Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

     Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 9.2, bear on the face thereof a legend reading substantially as follows:

              "The shares evidenced by this Certificate have not been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred unless registered or qualified pursuant to such Act and applicable state securities laws or an exemption from registration under such Act or such applicable state securities laws is available, and are transferable only upon the conditions specified in the Warrant pursuant to which such shares were issued."

      In the event that a registration statement covering the Underlying
Shares or the Restricted Stock shall become effective under the Securities Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of counsel to the Holder of this Warrant (which may be internal counsel to such Holder) that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof. The Company agrees to bear all expenses in connection with the matters covered by this Section 9.2.

     Section 9.3. Transfers to Competitors. No Holder of a Warrant or any Restricted Stock may Transfer any Warrant or any Restricted Stock beneficially owned by such Holder to a Competitor.

     Section 9.4. Minimum Transfers. No Holder of a Warrant may transfer any Warrant in part in denominations of less than 5% of the aggregate number of all shares of Common Stock into which all Warrants at the time outstanding are exercisable (or such lesser amount as shall constitute such Holder's entire investment in the Warrants).

Section 10.   Partial Exercise and Partial Assignment.

     Section 10.1. Partial Exercise. If this Warrant is exercised in part only, the Holder shall surrender this Warrant upon such exercise and shall receive a new Warrant, registered in the name of the Holder or its nominee and setting forth a new number of shares in respect of which this Warrant shall not have been exercised as provided for in Section 1 and a new Aggregate Warrant Price in the first paragraph of page one hereof, which shall be proportionately adjusted to reflect such partial exercise.

     Section 10.2. Assignment. Subject to Section 9, this Warrant may be assigned either in whole or in part by surrender of this Warrant at the principal office of the Company in Irvine, California (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is being assigned in whole and the Holder hereof previously has not partially exercised this Warrant, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee) which new Warrant shall cover the number of shares assigned and the Aggregate Warrant Price applicable to such shares. If this Warrant is being assigned in part and the Holder hereof previously has not partially exercised this Warrant, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrants shall cover the number of shares not so assigned and the number of shares so assigned, respectively, and in each case setting forth the proportionate Aggregate Warrant Price applicable to such shares. If this Warrant is being assigned in whole and the holder hereof previously has partially exercised this Warrant, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee), which new Warrant shall cover the number of shares so assigned and set forth the proportionate Aggregate Warrant Price applicable to such assigned shares. If this Warrant is being assigned in part and the Holder hereof previously has partially exercised this Warrant, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrants shall cover the number of shares not so assigned and in respect of which no such exercise has been made in the case of the assignor and the number of shares so assigned in the case of the assignee, and in each case setting forth the proportionate Aggregate Warrant Price applicable to such shares.

Section 11.   Reserved.

Section 12.   Warrant Denominations.

     Warrants are issuable or transferable in the minimum denomination of 10 shares or any integral multiple thereof (as nearly as may be practicable and subject to required adjustments hereunder), and the Warrants of each denomination are interchangeable upon surrender thereof at the office of the Company for Warrants of other denominations (not less than such minimum denomination, as adjusted), but aggregating the same number of shares as the Warrants so surrendered. All Warrants will be dated the same date as this Warrant.

Section 13.   Definitions.

     In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

     The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, except:

              (a) Common Stock issued upon exercise of the Warrants and the Class A Warrants and Common Stock issued upon conversion Series B Preferred Stock at the Conversion Price (as defined in the Board Resolutions creating the Series B Preferred Stock);

              (b) Common Stock issued to officers, directors, employees and members of the Scientific Advisory Board of the Company and Common Stock issued pursuant to employee stock option or stock purchase plans approved by the Board of Directors, provided that the aggregate number of shares of Common Stock issued and/or issuable to such persons and pursuant to all such plans and agreements shall not in the aggregate at any time exceed 9,000,000 shares (as such number of shares shall be appropriately adjusted by the Board of Directors for stock splits, dividends, combinations and other similar events), it being understood that the shares of Common Stock excluded pursuant to this clause (b) are in addition to shares excluded pursuant to clause (d);

              (a) Common Stock issued in connection with a corporate collaboration, development agreement, or commercial relationship which is not primarily for the purpose of obtaining financing, approved by the Board of Directors and for consideration equal to or greater than the fair market value of such shares of Common Stock at the time of issue;

              (d) Up to 16,560,176 shares of Common Stock issued upon conversion or exercise of convertible securities, options and warrants outstanding on November 24, 1999 (as such number of shares shall be appropriately adjusted by the Board of Directors for stock splits, dividends, combinations and other similar events);

              (e) Common Stock issued upon conversion of the Series A Preferred Stock;

              (f) Common Stock valued at up to $10,000,000 issued as consideration in connection with a single acquisition transaction to be made by the Company on or before December 31, 2000 involving a medical therapeutics company consistent with the Company's business plan;

              (g) Up to 250,000 shares of Common Stock issued substantially concurrently with the initial issuance of the Series B Preferred Stock to holders of the Company's warrants existing at such time and resulting from the operation of dilution protection provisions in such warrants arising principally from the issuance of the Warrants; and

              (h) Common Stock issued with the affirmative vote or written consent of the holders of 66-2/3% or more of the then outstanding Warrants (determined by the number of shares of Common Stock represented by each such Warrant if exercised).

     The term "Aggregate Warrant Price" shall mean, as of the date of any determination, the amount computed as provided in the first paragraph of this Warrant.

     The term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Los Angeles, California or New York, New York are required by law to close or are customarily closed.

     The term "Class A Warrants" shall mean the Class A Warrants to purchase Common Stock of the Company issued on the Closing Date pursuant to the Securities Agreement and all other warrants issued in exchange or substitution therefor.

     The term "Closing Date" shall have the meaning ascribed to such term in the Securities Agreement.

     The term "Commission" shall mean the Securities and Exchange
Commission, or any other Federal agency at the time administering the Securities Act.

     The term "Common Stock" as used herein shall include (a) the Company's Common Stock, $0.001 par value, authorized on the Closing Date, and (b) any other class or series of capital stock of the Company now or hereafter authorized the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage as and to the extent no amounts payable on or in respect of such Common Stock and no rights arising in connection therewith have preference over any other Common Stock upon dissolution, liquidation or winding up of the Company.

     The term "Competitive Business Line" shall mean either (a) the business of cellular therapy or the development of health care products involving cellular therapy or (b) the sale, marketing or manufacture of medical devices for use in the health care industry.

     The term "Competitor" shall mean (a) any Person which is engaged in a Competitive Business Line or (b) any Person which at the time owns more than forty percent (40%) of the Voting Stock of such Competitor and in connection therewith exercises control over management of a Person that is engaged in a Competitive Business Line, provided in any event that:

              (i) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not in any event cause the Person providing such services to be deemed to be a Competitor;

              (ii) in no event shall an Institutional Holder be deemed a Competitor unless such Institutional Holder owns or holds more than 50% of the Voting Stock of, and in connection therewith exercises control over management of, a Person that is engaged in a Competitive Business Line;

              (iii) in no event shall an Institutional Holder be deemed a Competitor if such Institutional Holder is a pension plan sponsored by a Person which would otherwise be a Competitor but which is a regular investor in privately placed Securities and such pension plan has established procedures which will prevent confidential information supplied to such pension plan by the Company from being transmitted or otherwise made available to such plan sponsor; and

              (iv) an Institutional Holder that would otherwise be deemed a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or control as a portfolio investment of the equity Securities of any Person primarily engaged in a Competitive Business Line, shall not be deemed a Competitor if such Institutional Holder has established procedures which will prevent confidential information supplied to such Institutional Holder by the Company from being transmitted or otherwise made available to such Person.

     The term "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event, including, without limitation, securities of any class or classes which are convertible into shares of Common Stock and for which the Company exchanges any shares of Series B Preferred Stock.

     The term "Expiration Date" is defined in the first paragraph on page 1 of this Warrant.

     The term "Holders" shall mean all of the holders of the Warrants or Restricted Stock issued pursuant thereto and the term "Holder" shall mean any holder of any Warrant, Underlying Shares or Restricted Stock issued pursuant thereto.

     The term "Institutional Holder" shall mean (a) any original purchaser of the Warrants, (b) any holder of more than 10% of the Warrants and/or Restricted Stock, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, provided that for purposes of the definition of "Competitor," a holder of the type described in clause (b) (and no other clause) shall not be included in the term "Institutional Holder."

     The term "Permitted Consideration" shall mean each of the following (or any combination thereof): (a) cash or other funds immediately available to the Company; (b) shares of Preferred Stock; and (c) Warrants.

     The term "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government and any agency or political subdivision thereof.

     The term "Required Holders" shall mean, at the time of any determination, the Holders of (a) 66-2/3% of the Warrants (determined by the number of shares of Common Stock represented by each such Warrant as if exercised) and (b) 66-2/3% of the Restricted Stock.

     The term "Restricted Stock" shall mean the shares of Common Stock of the Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in Section 9.2 hereof.

     The term "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     The term "Securities Agreement" shall mean that certain Securities Agreement dated as of November 24, 1999, between the Company and the institutional investors which are parties thereto, as amended from time to time.

     The term "Series B Preferred Stock" shall mean the Company's Series B Cumulative Convertible Preferred Stock, $.001 par value, authorized on the Closing Date.

     The term "Transfer" shall mean any sale, transfer, assignment, pledge or creation of any other encumbrance.

     The term "Underlying Shares" shall mean the shares of Common Stock of the Company issuable upon exercise of any of the Warrants.

     The term "Warrants" as used herein shall refer to, collectively, this Class B Warrant and all other warrants issued in exchange or substitution for this Class B Warrant.

Section 14.   Lost, Stolen Warrants, Etc.

     In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. If the original Holder of this Warrant or any subsequent Institutional Holder is the owner of this Warrant at the time of it shall be lost, stolen or destroyed, then the affidavit of an authorized officer of such owner, setting forth the fact of such loss, theft or destruction and of its ownership of this Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant other than the written agreement of such owner to indemnify the Company.

Section 15.   Warrant Holder Not Shareholder.

     Except as provided in Section 22 and as otherwise provided by law, this Warrant does not confer upon the Holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

Section 16.   Exercise Of Remedies.

     In the event that the Company shall fail to observe any provision contained in this Warrant, the Holder hereof and/or any Holder of Common Stock issued hereunder, as the case may be, may enforce its rights hereunder by suit in equity, by action at law, or by any other appropriate proceedings in aid of the exercise of any power granted in this Warrant and, without limiting the foregoing, said Holder shall be entitled to the entry of a decree for specific performance and to such other and further relief as such court may decree.

Section 17.   Notices.

         All communications provided for hereunder shall be in writing and, if to the Holder of this Warrant or any Common Stock issued hereunder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to the address of such Holder appearing on Schedule I to the Securities Agreement (in the case of the initial Holder of this Warrant) or such other address as such Holder or any subsequent Holder of this Warrant or any such Common Stock may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, addressed to the Company at:

                             Nexell Therapeutics Inc.
                             9 Parker
                             Irvine, California  92618
                             Attention:  President
                             Telecopy No.:  949-470-6645

or to such other address as the Company may in writing designate to any such Holder; provided that a notice to the initial Holder of this Warrant or any Common Stock issued hereunder by overnight air courier shall only be effective if delivered to said initial Holder at a street address designated for such purpose in said Schedule I, and a notice to any Holder of this Warrant or any Common Stock issued hereunder by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier.

Section 18.   Severability.

     Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

Section 19.   Register; Closing of Transfer Books.

     The Company agrees to maintain at its principal offices books for the registration and transfer of the Warrants. The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

Section 20.   Restrictions on Capital Structure.

     The Company will not, without the written consent of the Required Holders, take any action which:

              (a) materially restricts the right or ability of the Company to perform its obligations under the Warrants; or

              (b) amends or changes its certificate of incorporation or bylaws (each as currently amended and/or restated) if such amendment or change would materially limit or prohibit the Company from complying with the terms of the Warrants or would otherwise materially and adversely affect the rights of the Holders under the Warrants.

Section 21.   Successors and Assigns.

     This Agreement shall be binding upon each of Company and the Holder of this Warrant and each of their respective successors and permitted assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of the Holder.

Section 22.   Index And Captions.

     The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

Section 23.   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

     This Warrant, including the construction, validity and performance hereof and the obligations arising hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of any other jurisdiction. Any legal action or proceeding with respect to this Warrant or any document related hereto shall be brought in the courts of the State of New York sitting in the County of New York or of the United States of America for the State of New York sitting in the County of New York or the courts of the State of Illinois sitting in the county of Cook or of the United States of America for the State of Illinois sitting in the Northern District of Illinois, and, by execution and delivery and/or acceptance of this Warrant, the Company and the Holder of this Warrant each hereby accepts the non-exclusive jurisdiction of the aforesaid courts.

     In addition, the Company hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Warrant or any document related hereto brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     The Company and the Holder of this Warrant each hereby irrevocably waives all right to a trial by jury in any suit, action or other proceeding instituted by or against it in respect of its obligations hereunder or the transactions contemplated hereby.

         In Witness Whereof, Nexell Therapeutics Inc. has caused this Warrant to be signed by its_____________________ and to be dated this___ day of November, 1999.


                                 Nexell Therapeutics Inc.



                                 By   /s/
                                      _____________________________
                                  Name:
                                        ___________________________
                                  Title:
                                        ___________________________

                                 Subscription


     Nexell Therapeutics Inc.

     The undersigned, _________________________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock pursuant to the attached Warrant.


                                          Signature
                                                   ________________________
                                          Address
                                                   ________________________
Dated:

                                  Assignment


         For Value Received _______________________ hereby sells, assigns and transfers unto ___________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________________, attorney, to transfer the said Warrant on the books of Nexell Therapeutics Inc.


Signature
Address

Dated:

                              Partial Assignment


         For Value Received ___________________ hereby sells, assigns and transfers unto _______________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the Holder to purchase ______ shares of Common Stock of Nexell Therapeutics Inc. and irrevocably constitutes and appoints __________________, attorney, to transfer that part of the said Warrant on the books of said Company.


Signature
Address

Dated: